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EXHIBIT 23.1
Consent of Independent Registered

Public Accounting Firm
The Board of Directors
OFG Bancorp:
We consent to the incorporation by reference in the registration statement (No. 333-191603, 333-170064,

333-147727, 333-102696,
333-57052, and 333-84473) on Forms

S-8 of OFG Bancorp and

subsidiaries (the Company) of

our reports dated February

26, 2021,
with respect to the consolidated statements

of financial condition of the Company

as of December 31, 2020 and 2019,

the related
consolidated statements of operations,

comprehensive income, changes

in stockholders’ equity, and cash flows for each of

the years in
the three-year period ended December

31, 2020, and the related

notes, and the effectiveness of

internal control over financial

reporting
as of December 31, 2020, which reports

appear in the December 31, 2020 annual

report on Form 10-K of the

Company.
Our report on the consolidated

financial statements refers to a change

to the Company’s method of accounting for the

recognition and
measurement of credit losses as of

January 1, 2020 due to the adoption of

ASC Topic 326,
Financial Instruments – Credit Losses

/s/ KPMG LLP
San Juan, Puerto Rico
February 26, 2021